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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-4437) of our report dated July 2, 1996, on our audits of the Historical Summaries of the interests in the oil and gas revenues and direct operating expenses of the properties to be acquired by the Houston Exploration Company from TransTexas Gas Corporation for the three years ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas

September 19, 1996